EXHIBIT 10.16

                             1986 RETIREMENT PLAN
                           FOR OUTSIDE DIRECTORS OF
                             ZURN INDUSTRIES, INC.

        (Adopted May 19, 1986 for Directors first elected after 1/1/86) (Terminated August 2, 1996 for subsequently elected Directors)

1.     ELIGIBILITY

       Non-Management Directors (Directors) who have completed five (5) years of Board Service prior to August 2, 1996 will become eligible for accrued benefits under the 1986 Retirement Plan for Outside Directors of Zurn Industries, Inc. (Plan) upon retirement or upon becoming totally disabled, whichever occurs first.

       Payment of benefits may not begin before age 65, and not until retirement from the Board. The mandatory retirement age for Directors elected after February 12, 1981 is 72.

2.     BENEFIT AMOUNT

       The annual benefit for each eligible Director shall be 50% of the annual cash retainer fee in effect at the time of retirement.

3.     PAYMENT DURATION

       Benefits are payable for life, or for the number of years of Board Service, whichever is the lesser.

4.     SURVIVORS

       There shall be no benefits payable to survivors of eligible Directors other than those benefits payable during the lifetime of the retired Director.

5.     CONDITIONS FOR CONTINUING PAYMENTS

       Retired Outside Directors receiving a benefit under the 1986 Retirement Plan are required to provide consulting advice to the Company when requested by the Company; and may not compete with the Company in its businesses.

6.     CONTRIBUTIONS

       Outside Directors will make no monetary contribution toward the cost of funding the Plan.

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Retirement Plan for Outside Directors (1986)
Page 2

       The Company will pay the full cost of providing benefits under the Plan.


7.     VESTING

       Upon becoming eligible for benefits under the Plan, each Director shall be vested 100% in the accrued Benefit Amount provided herein, payable to the Director in accordance with the Plan and no modification, amendment or termination of the Plan shall impair the obligation of the Company to make payments of such benefits.


8.     TRUST

       The Company shall establish a Trust with respect to the Plan and designate a Trustee selected by the Chief Executive Officer. The Company shall from time to time, but at least annually, deliver to the Trustee cash and/or securities equal in value to the current value of all accrued benefits of each participant as determined by an independent actuary selected by the Company. The Trust funds shall at all times be subject to claims of general creditors of the Company in the event of bankruptcy or insolvency.


9.     CHANGE IN CONTROL

       In the event of a Change in Control of the Company, then each and every Director and retired Director or survivor who is eligible to receive benefits under the Plan (participant) shall immediately receive a lump sum payment equal to the present value of his or her vested benefit as calculated by the independent enrolled actuary of the Pension Plan using the same rates and assumptions as used with the Pension Plan. For this purpose "vested benefit" shall be each active participant's benefit as if such participant had completed at least five years of service as a Director.

       A Change in Control shall be deemed to occur if:

       (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"], other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;
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Retirement Plan for Outside Directors (1986)
Page 3

       (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (c) or (d) of this Section) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

       (c) the shareholders of the Company approve (1) a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

       (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all of substantially all of the Company's assets.


10.    UNVESTED BENEFITS AT PLAN TERMINATION

       Directors who have not retired and have not completed five (5) years of Board Service prior to August 2, 1996 shall receive as of August 2, 1996 the net present value of their unvested accrued benefits as of August 2, 1996 in the form of Common Stock of the Company which shall be restricted for a period (the "Restricted Period") of five years or, if earlier, until the first to occur of the events set forth below; provided, however the restrictions shall remain in effect for not less than six months from the date of the award.

       (a) the Director attains age 65 and completes five years of service as a Director, including service prior to the date of the award;

       (b) the Director's service on the Board terminates as a result of not being nominated for re-election by the Board, but not as a result of the Director's declining to serve again;



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Retirement Plan for Outside Directors (1986)
Page 4

       (c) the Director's service on the Board terminates because the Director, although nominated for re-election by the Board, is not re-elected;

       (d)  the Director is unable to serve because of disability;

       (e)  the Director dies; or

       (f)  a "Change in Control" as defined in the Plan.

       If the date a Director's service on the Board terminates is before the end of the Restricted Period with respect to the award of shares of Common Stock, the Director shall forfeit and return to the Company all such Common Stock.

       The Common Stock shall be subject to the following restrictions, among others, during the Restricted Period:

       (a) The Common Stock shall be subject to forfeiture to the Company as described above.

       (b) The Common Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and neither the right to receive Common Stock nor any interest under the Plan may be assigned by a Director.





Amended:                                                          6/16/86
       6/05/89
       6/03/96 subject to shareholder adoption of proposed amendments to the 1995 Directors Stock Option Plan
















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